1 OFFICE PROPERTIES INCOME TRUST INVESTOR PRESENTATION NOVEMBER 2023 Chicago, IL

2 OFFICE PROPERTIES INCOME TRUST This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: OPI's future leasing activity and pipeline; acquisition and disposition plans and opportunities; and OPI’s capital recycling program. Forward-looking statements reflect OPI's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause OPI's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause OPI's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: the impact of increasing or sustained high interest rates, inflation, labor market challenges, dislocation and volatility in the public equity and debt markets, conditions in the commercial real estate industry generally and in the sectors OPI operates, geopolitical instability and economic downturns or recessions on OPI and its tenants; the extent to which changes in office space utilization and needs, including due to remote work arrangements, may impact demand for office space at OPI's properties; the financial strength of OPI's tenants; risks and uncertainties regarding the costs and timing of development, redevelopment and repositioning activities, including as a result of inflation, cost overruns, supply chain challenges, labor shortages, construction delays or inability to obtain necessary permits; whether OPI's tenants will renew or extend their leases and not exercise early termination options pursuant to their leases or that OPI will obtain replacement tenants on terms as favorable to OPI as its prior leases; OPI's ability to successfully recycle and deploy capital; the likelihood that OPI's tenants will pay rent or be negatively affected by cyclical economic conditions or government budget constraints; OPI's ability to pay distributions to its shareholders and to maintain or increase the amount of such distributions; OPI's ability to increase or maintain occupancy at its properties on terms desirable to it; OPI's ability to increase rents when its leases expire or renew; OPI's tenant and geographic concentration; OPI's ability to manage its capital expenditures and other operating costs effectively and to maintain and enhance its properties and their appeal to tenants; OPI's ability to acquire properties that realize its targeted returns; OPI's ability to sell properties at prices it targets; OPI's ability to cost effectively raise and balance its use of debt and equity capital; OPI's ability to make required payments on debt; OPI's ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility and otherwise manage leverage; OPI's credit ratings; the ability of OPI's manager, RMR, to successfully manage OPI; OPI's qualification for taxation as a REIT; changes in federal or state tax laws; competition within the commercial real estate industry, particularly in those markets in which OPI's properties are located; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; the impact of any U.S. government shutdown or failure to increase the government debt ceiling on OPI's ability to collect rents and pay its operating expenses, debt obligations and distributions to shareholders on a timely basis; actual and potential conflicts of interest with OPI's related parties, including its Managing Trustees, RMR, Sonesta and others affiliated with them; limitations imposed by and OPI's ability to satisfy complex rules to maintain OPI's qualification for taxation as a REIT for U.S. federal income tax purposes; acts of terrorism, outbreaks or continuation of pandemics or other public health safety events or conditions, war or other hostilities, material or prolonged disruption to supply chains, climate change, or other manmade or natural disasters beyond OPI's control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in OPI's periodic filings. The information contained in OPI's filings with the SEC, including under the caption "Risk Factors" in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this presentation. OPI's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon OPI's forward-looking statements. Except as required by law, OPI does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Notes Regarding Certain Information in this Presentation This presentation contains industry and statistical data that we obtained from various third party sources. Nothing in the data used or derived from third party sources should be construed as investment advice. Some data and other information presented are also based on our good faith estimates and beliefs, derived from our review of internal surveys and independent sources and our experience. We believe that these external sources, estimates and beliefs are reliable and reasonable, but we have not independently verified them. Although we are not aware of any misstatements regarding the data presented herein, these estimates and beliefs involve inherent risks and uncertainties and are based on assumptions that are subject to change. Unless otherwise expressly noted, (1) all data presented are as of or for the three months ended September 30, 2023, (2) references to “weighted average” mean a weighted average by annualized rental income, (3) references to “annualized rental income” mean the annualized contractual rents, as of September 30, 2023, including straight line rent adjustments and excluding lease value amortization, adjusted for tenant concessions, including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants (annualized rental income may differ from actual historical rental revenues calculated pursuant to U.S. Generally Accepted Accounting Principles, or GAAP), and (4) all data presented excludes three properties, which are encumbered by $82.0 million of mortgage notes, owned by two unconsolidated joint ventures in which we own 51% and 50% interests. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures including FFO, Normalized FFO, Cash Available for Distribution, EBITDA, EBITDAre, Adjusted EBITDAre, NOI and Cash Basis NOI. Calculations of, and reconciliations for these metrics to the closest GAAP metrics, are included in an Appendix hereto. Please refer to Non-GAAP Financial Measures and Certain Definitions in the Appendix for terms used throughout this presentation. WARNING REGARDING FORWARD LOOKING STATEMENTS, DISCLAIMERS AND NON-GAAP FINANCIAL MEASURES

3 OFFICE PROPERTIES INCOME TRUST a. Total gross assets. b. Based on annualized rental income. See Appendix herein for our definition of investment grade tenants. OPI AT A GLANCE 20.7 MILLION SQUARE FEET Energy Star® Partner of the Year $4.7 Billion INVESTMENT PORTFOLIO(1) 89.9% OCCUPANCY 154 PROPERTIES IN PORTFOLIO 64% REVENUE FROM INVESTMENT GRADE TENANTS(2) Office Properties Income Trust (Nasdaq: OPI) is a real estate investment trust (REIT) focused on a diverse portfolio of high-quality office and mixed- use properties in select growth-oriented U.S. markets. In 2023, OPI was named as an Energy Star® Partner of the Year for the sixth consecutive year. (1) Total gross assets. (2) Based on annualized rental income. See Appendix herein for our definition of investment grade tenants.

4 OFFICE PROPERTIES INCOME TRUST RECENT COMPANY HIGHLIGHTS Q3 2023 Year to Date • Executed more than 1,500,000 square feet of leasing, or 7.3% of total square footage, at a WALT of 8.7 years. • Ended the third quarter at 89.9% portfolio occupancy and 93.3% same property occupancy. • 20 Mass Ave. hotel improvements substantially complete. – Hotel opened in September 2023, representing 2% of annualized rental income. • Closed more than $177 million in interest-only mortgage financing. – 51% total combined loan to value. – 6.9% implied capitalization rate based on aggregate appraise value. • Sold six non-core properties containing 376,000 square feet for approximately $24 million. – Evaluating additional disposition opportunities. Fort Mill, SC

5 OFFICE PROPERTIES INCOME TRUST Pho enix SECURE AND STABLE CASH FLOW SUPPORTED BY HIGH CREDIT TENANT BASE AND GEOGRAPHICALLY DIVERSE PORTFOLIO Top MSAs (1) Includes the District of Columbia, Northern Virginia and Maryland. (2) Represents percentage of total annualized rental income. 64% 30% 6% Investment Grade Not Rated Non-Investment Grade 20% 16% 15%12% 11% 11% 8% 7% U.S. Government Real Estate & Finanical Technology & Comms. Legal/Professional Services Manuf./Transportation Other Other Government Gov. Contractors Top Tenants (Various Agencies) OPI Strategic Markets 1.5% 1.6% 1.9% 2.1% 2.1% 2.6% 2.9% 3.0% 4.1% 4.4% 5.2% 6.0% 9.4% 10.6% 21.6% Seattle Northern New Jersey Baltimore Denver Charlotte Indianapolis Provo Boston Sacramento Kansas City Dallas/Ft. Worth Silicon Valley Atlanta Chicago Washington DC Portfolio Highlights(2) 66% 22% 5% 4%3% Office Government - Office R&D - Office Other Industrial 47% 25% 25% 4% Managed Net Full Service Modified Gross Triple Net Tenant Credit Profile Tenant Industry Property Type Lease Type (1)

6 OFFICE PROPERTIES INCOME TRUST -60% -40% -20% 0% 20% 40% 60% 80% 0 500 1000 1500 2000 2500 3000 3500 2019 2020 2021 2022 2023 YTD Renewals New Leasing 2.2M SF New and renewal leasing Leasing Activity SF in 000s PROACTIVE ASSET MANAGEMENT AND LEASING Staggered Lease Expirations % Total Annualized Rental Income Expiring 80 Total deals 9.1 years WALT Trailing Twelve Months Completed Activity 2.8M SF including 1.3M SF of new leasing 735K SF Potential to absorb vacant space Leasing Pipeline Completed over 1.5 million SF of leasing during 2023 year to date, including 391K SF of new leasing Focused on retention and actively managing lease expirations amid challenging office sector fundamentals 2,934 1,965 2,484 2,562 5.6% 12.3% 11.3% 7.8% 9.9% 53.1% 2023 2024 2025 2026 2027 2028+ 1,502

OFFICE PROPERTIES INCOME TRUST

STRATEGIC CAPITAL RECYCLING

Since 2019, OPI has sold approximately $1.5 billion of assets and redeployed proceeds into more attractive markets.

2019
- Completed $849 million of property sales.
- Sold all common shares of The RMR Group for $105 million.

2020
- Completed $110 million of property sales.
- Acquired RoundPoint Mortgage HQ in the Charlotte MSA for $35 million and an acquisition in the Boston CBD.

2021
- Completed $227 million of property sales.
- Redeployed proceeds into three acquisitions of office properties in Chicago, Atlanta and Boston for $577 million.

2022
- Completed $211 million of property sales.
- Used proceeds to fund development projects and repay debt.

2023
- Completed $39.6 million of property sales year to date. (1)
- Used proceeds to fund development projects and repay debt.
- Plan to increase sales of older, capital-intensive properties; assets OPI believes have maximized value and select market exits.

Property Acquisitions & Dispositions

($ millions)



$3
$849
2019
$47
$110
2020
$577
$227
2021
$211
2022
$40
2023 YTD
Acquisitions
Dispositions

Potential Benefits

- Reduce the average age of our portfolio.
- Reshape geographic and tenant diversification.
- Lengthen the weighted average term of our leases.
- Enhance leasing prospects and tenant retention.
- Manage ongoing capital requirements.

(1) Reflects activity through October 2023.

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8 OFFICE PROPERTIES INCOME TRUST VALUE CREATION THROUGH SELECT REDEVELOPMENT “20 Mass” 20 Massachusetts Avenue, Washington, D.C. “Unison” 351, 401, 501 Elliott Ave, Seattle, WA ~$227 Million Total Project Cost 8% - 10% Stabilized Returns 55% Leased 427,000 Square Feet Mixed Use Use Q3 2023 Substantially Complete ~$162 Million Total Project Cost 10% - 12% Stabilized Returns 300,000 Square Feet Life Science Use Q1 2024 Estimated Delivery 28% Pre-Leased

9 OFFICE PROPERTIES INCOME TRUST FOCUSED ON MANAGING DEBT MATURITIES $550M Available Revolving Credit Facility (1) $24M Cash on Hand 4.4% Weighted Average Interest Rate on Debt 2.7x Adjusted EBITDAre to Interest Expense 4.4% Secured Debt to Total Assets 8.1x Net Debt to Rolling Four Quarter Adjusted EBITDAre $- $550 $650 $300 $350 $739 2023 2024 2025 2026 2027 2028+ ($ in Millions)Variable Rate 7.7% 92.3% Fixed Rate Secured 6.8% Unsecured 93.2% (1) Availability under OPI’s revolving credit facility is subject to meeting required financial covenants. (2) 2024 debt maturities include $200 million outstanding on OPI’s revolving credit facility. Debt Profile Debt Maturities % Total Debt - % 21% 25% 12% 14% 28% Liquidity & Debt Metrics 2023 Mortgage Activity • Executed efficient CMBS financing amid challenging capital market conditions. • Closed more than $177 million in interest-only mortgage financing. – 7.8% weighted average interest rate. – 6.4 year weighted average term. – 6.9% implied capitalization rate. – 51% loan to value • Used net proceeds to repay amounts outstanding under revolving credit facility and fund development projects. (2)

10 OFFICE PROPERTIES INCOME TRUST For more information, please read The RMR Group’s 2022 Sustainability Report here. COMMITMENT TO SUSTAINABILITY CONTINUED ADVANCEMENT OF INITIATIVES • Encouraging consideration of ESG criteria in the broader context of investment and property management through internal Sustainability Reporting Committee. • Leveraging diversity professional associations, such as Commercial Real Estate Women (CREW) and The Partnership, Inc., to attract a more diverse pool of candidates. • Supporting employee health and wellness with activities such as LiveWell Week, Work Out at Home, Good Eats and Pay it Forward competitions. • Planning to integrate wellness initiatives across the portfolio. • Introduced Accelerated Women in Leadership Program (AWLP). Our business strategy incorporates a focus on sustainable approaches to operating our properties in a manner that benefits our shareholders, tenants and the communities in which we are located. ENVIRONMENTAL HIGHLIGHTS CERTIFICATIONS/AWARDS Green Lease Leader Gold 37 Certifications 5,955,408 sq. ft. 2020–2023 ENERGY STAR® Partner of the Year, Sustained Excellence 42 Certifications 6,642,903 sq. ft. 34 Certifications 5,070,020 sq. ft. • Real-time energy monitoring • Annual energy competitions • Green building certifications • Energy/water benchmarking • Energy efficiency and sustainable capital projects • Solar and electric vehicle charging station evaluations OPI’s Board of Directors FOCUSED ON GOOD GOVERNANCEACTIVE ENVIRONMENTAL PROGRAMS

11 OFFICE PROPERTIES INCOME TRUST Appendix Colorado Springs, CO

12 OFFICE PROPERTIES INCOME TRUST RMR’s Operations Include: National Multi-Sector Investment Platform OFFICE INDUSTRIAL GOVERNMENT MEDICAL OFFICE LIFE SCIENCE SENIOR LIVING HOTELS RETAIL RMR Managed Companies Over 2,000 Properties More than $5 Billion in Annual Revenues Approximately $36 Billion in AUM Over 600 CRE Professionals More than 30 Offices Throughout the U.S. Financial Services: Real Estate Services: Business Services: Accounting Acquisitions/ Dispositions Administration Capital Markets Asset Management Human Resources Compliance/ Audit Construction/ Development Information Technology (IT) Finance/ Planning Engineering Investor Relations Treasury Leasing Marketing Tax Property Management Legal/ Risk Management OPI IS MANAGED BY THE RMR GROUP, AN ALTERNATIVE ASSET MANAGER The RMR Group, LLC Over 20,000 Employees

13 OFFICE PROPERTIES INCOME TRUST A WINNING TRADITION EPA’S 2023 ENERGY STAR® Partner of the Year. 77 properties with EPA ENERGY STAR certifications 55 properties with BOMA designations. Ranked #2 for portfolio with most designations 58 properties with LEED designations SUSTAINABILITY Ranked Boston Globe’s Top Places to Work 2020, 2021, 2022 Women on Boards; Winning Organization 2020 Fortune Magazine’s Fastest Growing Companies ranked 75th 2019 RMR RECOGNITION in Retail Real Estate Ownership in Hotel Real Estate Ownership in Senior Living Real Estate Ownership in Office Real Estate Ownership in Industrial Real Estate Ownership Senior Living Operator Hotel Operator #6 #8 #8 #15#9#5 #6 2023 ENERGY STAR® Partner of the Year Award 2018, 2019, 2020, 2021, 2022, 2023 Boston Business Journal; Middle Market Companies 2020, 2021, 2023 2023

14 OFFICE PROPERTIES INCOME TRUST (1) Source: S&P Global Market Intelligence. Data is for the most recently reported twelve months as of October 31, 2023. RELATIONSHIP WITH RMR PROVIDES SCALE AND EFFICIENCY Key Benefits • RMR provides all the employees; OPI has no employees. • RMR’s acquisitions team has visibility to properties marketed for sale across the United States. • The depth and breadth of the RMR platform attracts strong real estate professionals. • Career advancement opportunities at RMR drives employee engagement and retention. • RMR property management employees focus only on assets managed by RMR. • RMR platform provides centralized support services, including procurement, banking and capital markets. G&A % of Total Revenue(1) 4.4% 4.8% 4.8% 5.3% 5.7% 7.8% 8.8% 9.4% OPI PDM HIW BXP OFC CIO FSP DEA

15 OFFICE PROPERTIES INCOME TRUST RMR base management fee tied to OPI share price performance. • Consists of an annual fee equal to generally 50 bps multiplied by the lower of: (1) OPI’s historical cost of real estate, or (2) OPI’s total market capitalization. • There is no incentive for RMR to complete any transaction that could reduce share price. RMR incentive fees contingent on total shareholder return outperformance. • Incentive management fee: 12% of the outperformance of our total return per share compared to the MSCI U.S. Office REIT Index over a three year period multiplied by equity market capitalization. • Outperformance must be positive to be earned. • Shareholders keep 100% of benchmark returns and at least 88% of returns in excess of the benchmark. Other fees. • Property management fee: consists of an annual fee based on 3.0% of rents collected at OPI’s managed properties. • Construction management fee based on 5.0% of project costs. Alignment of Interests If OPI’s share price goes up and its total market cap exceeds its historical cost of real estate; RMR base management fee is capped at 50 bps of historical cost of real estate. If OPI’s stock price goes down and its historical cost of real estate exceeds its total market cap; RMR gets less base management fees (50 bps on equity market cap plus debt). Incentive fee structure keeps RMR focused on increasing total shareholder return. Members of RMR senior management are holders of OPI common shares, some subject to long term lock up agreements. OPI shareholders have visibility into RMR, a publicly traded company. OPI benefits from RMR’s national footprint and economies of scale of $36 billion platform. FEES THAT OPI PAYS TO RMR ARE PRIMARILY PERFORMANCE BASED WHICH ALIGNS INTERESTS WITH SHAREHOLDERS

16 OFFICE PROPERTIES INCOME TRUST San Jose, CA Financials

OFFICE PROPERTIES INCOME TRUST

KEY FINANCIAL DATA

(amounts in thousands, except per share data)	As of and for the Three Months Ended				
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Selected Income Statement Data:					
Rental income	$ 133,361	$ 133,997	$ 132,422	$ 127,922	$ 137,683
Net (loss) income	$ (19,593)	$ (12,242)	$ (446)	$ 6,390	$ 16,964
NOI	$ 83,698	$ 85,720	$ 83,772	$ 84,617	$ 85,546
Adjusted EBITDA*re*	$ 78,910	$ 81,013	$ 78,487	$ 79,479	$ 79,957
FFO	$ 33,269	$ 42,532	$ 49,528	$ 55,186	$ 53,802
Normalized FFO	$ 49,404	$ 53,713	$ 52,746	$ 54,495	$ 53,802
CAD	$ 17,353	$ 15,782	$ 31,178	$ 9,800	$ 28,072
Rolling four quarter CAD	$ 74,113	$ 84,832	$ 106,873	$ 126,701	$ 159,550
Per Common Share Data (basic and diluted):					
Net (loss) income	$ (0.41)	$ (0.25)	$ (0.01)	$ 0.13	$ 0.35
FFO	$ 0.69	$ 0.88	$ 1.02	$ 1.14	$ 1.11
Normalized FFO	$ 1.02	$ 1.11	$ 1.09	$ 1.13	$ 1.11
CAD	$ 0.36	$ 0.33	$ 0.65	$ 0.20	$ 0.58
Rolling four quarter CAD	$ 1.54	$ 1.76	$ 2.21	$ 2.62	$ 3.30
Dividends:					
Annualized dividends paid per common share during the period	$ 1.00	$ 1.00	$ 2.20	$ 2.20	$ 2.20
Annualized dividend yield (at end of period)	24.4%	13.0%	17.9%	16.5%	15.7%
Annualized normalized FFO payout ratio	24.5%	22.5%	50.5%	48.7%	49.5%
Rolling four quarter CAD payout ratio [(1)]	64.9%	56.8%	99.5%	84.0%	66.7%
Selected Balance Sheet Data:					
Total gross assets	$ 4,672,646	$ 4,633,357	$ 4,591,512	$ 4,541,435	$ 4,507,422
Total assets	$ 4,044,990	$ 4,027,568	$ 4,007,000	$ 3,979,977	$ 3,968,986
Total liabilities	$ 2,740,357	$ 2,691,613	$ 2,647,359	$ 2,593,642	$ 2,562,821
Total shareholders' equity	$ 1,304,633	$ 1,335,955	$ 1,359,641	$ 1,386,335	$ 1,406,165

(1) Reflects the annualized dividends paid per common share during the period as a percentage of rolling four quarter CAD per common share.

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OFFICE PROPERTIES INCOME TRUST

DEBT SUMMARY

As of September 30, 2023
(dollars in thousands)

	Coupon Rate (1)	Interest Rate (2)	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Floating Rate Debt:						
$750,000 unsecured revolving credit facility (3)	6.850%	6.850%	$ 200,000	1/31/2024	$ 200,000	0.3
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2024	4.250%	4.404%	350,000	5/15/2024	350,000	0.6
Senior unsecured notes due 2025	4.500%	4.521%	650,000	2/1/2025	650,000	1.3
Senior unsecured notes due 2026	2.650%	2.815%	300,000	6/15/2026	300,000	2.7
Senior unsecured notes due 2027	2.400%	2.541%	350,000	2/1/2027	350,000	3.3
Senior unsecured notes due 2031	3.450%	3.550%	400,000	10/15/2031	400,000	8.0
Senior unsecured notes due 2050	6.375%	6.375%	162,000	6/23/2050	162,000	26.7
Subtotal / weighted average	3.825%	3.918%	2,212,000		2,212,000	4.8
Secured Fixed Rate Debt:						
Mortgage debt - One property	8.272%	8.272%	42,700	7/1/2028	42,700	4.8
Mortgage debt - One property	8.139%	8.139%	26,340	7/1/2028	26,340	4.8
Mortgage debt - Two properties	7.671%	7.671%	54,300	10/6/2028	54,300	5.0
Mortgage debt - One property	7.210%	7.210%	30,680	7/1/2033	29,105	9.8
Mortgage debt - One property	7.305%	7.305%	8,400	7/1/2033	8,400	9.8
Mortgage debt - One property	7.717%	7.717%	14,900	9/1/2033	14,900	9.9
Subtotal / weighted average	7.792%	7.792%	177,320		175,745	6.4
Total / weighted average	4.330%	4.410%	$ 2,589,320		$ 2,587,745	4.5

(1) Reflects the interest rate stated in, or determined pursuant to, the contract terms.
(2) Includes the effect of discounts and premiums on senior unsecured notes. Excludes the effect of debt issuance costs amortization.
(3) OPI is required to pay interest at a rate of SOFR plus a premium, which was 145 basis points per annum as of September 30, 2023. OPI also pays a facility fee, which was 30 basis points per annum on the total amount of lending commitments under its revolving credit facility as of September 30, 2023. Both the interest rate premium and facility fee are subject to adjustment based upon changes to OPI's credit ratings. The interest rate listed is as of September 30, 2023 and excludes the 30 basis point facility fee.

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OFFICE PROPERTIES INCOME TRUST

CALCULATION AND RECONCILIATION OF NOI AND CASH BASIS NOI

(dollars in thousands)	For the Three Months Ended					For the Nine Months Ended	
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 133,361	$ 133,997	$ 132,422	$ 127,922	$ 137,683	$ 399,780	$ 426,353
Property operating expenses	(49,663)	(48,277)	(48,650)	(43,305)	(52,137)	(146,590)	(151,910)
NOI	83,698	85,720	83,772	84,617	85,546	253,190	274,443
Non-cash straight line rent adjustments included in rental income	(8,691)	(4,256)	(4,173)	(3,604)	(1,765)	(17,120)	(7,226)
Lease value amortization included in rental income	(56)	(61)	(79)	195	204	(196)	780
Lease termination fees included in rental income	(1,576)	(1,485)	(99)	(176)	(83)	(3,160)	(7,200)
Non-cash amortization included in property operating expenses (1)	(121)	(121)	(121)	(121)	(121)	(363)	(363)
Cash Basis NOI	$ 73,254	$ 79,797	$ 79,300	$ 80,911	$ 83,781	$ 232,351	$ 260,434
Reconciliation of Net (Loss) Income to NOI and Cash Basis NOI:							
Net (loss) income	$ (19,593)	$ (12,242)	$ (446)	$ 6,390	$ 16,964	$ (32,281)	$ (12,499)
Equity in net losses of investees	765	691	834	878	952	2,290	2,631
Income tax expense (benefit)	95	211	30	(161)	90	336	431
(Loss) income before income tax expense (benefit) and equity in net losses of investees	(18,733)	(11,340)	418	7,107	18,006	(29,655)	(9,437)
(Gain) loss on early extinguishment of debt	—	—	—	(759)	—	—	77
Interest expense	28,835	26,525	25,231	24,557	24,969	80,591	78,923
Interest and other income	(281)	(337)	(164)	(144)	(56)	(782)	(73)
(Gain) loss on sale of real estate	(244)	2,305	(2,548)	(3,564)	(16,925)	(487)	(7,437)
General and administrative	5,720	5,785	5,925	5,781	6,564	17,430	19,353
Acquisition and transaction related costs	16,135	11,181	3,218	68	—	30,534	224
Loss on impairment of real estate	—	—	—	—	—	—	21,820
Depreciation and amortization	52,266	51,601	51,692	51,571	52,988	155,559	170,993
NOI	83,698	85,720	83,772	84,617	85,546	253,190	274,443
Non-cash amortization included in property operating expenses (1)	(121)	(121)	(121)	(121)	(121)	(363)	(363)
Lease termination fees included in rental income	(1,576)	(1,485)	(99)	(176)	(83)	(3,160)	(7,200)
Lease value amortization included in rental income	(56)	(61)	(79)	195	204	(196)	780
Non-cash straight line rent adjustments included in rental income	(8,691)	(4,256)	(4,173)	(3,604)	(1,765)	(17,120)	(7,226)
Cash Basis NOI	$ 73,254	$ 79,797	$ 79,300	$ 80,911	$ 83,781	$ 232,351	$ 260,434

(1) OPI recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its former investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

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20 OFFICE PROPERTIES INCOME TRUST For the Three Months Ended For the Nine Months Ended 9/30/2023 9/30/2022 9/30/2023 9/30/2022 Reconciliation of NOI to Same Property NOI: Rental income $ 133,361 $ 137,683 $ 399,780 $ 426,353 Property operating expenses (49,663) (52,137) (146,590) (151,910) NOI 83,698 85,546 253,190 274,443 Less: NOI of properties not included in same property results (901) (2,556) (801) (17,382) Same Property NOI $ 82,797 $ 82,990 $ 252,389 $ 257,061 Calculation of Same Property Cash Basis NOI: Same Property NOI $ 82,797 $ 82,990 $ 252,389 $ 257,061 Add: Lease value amortization included in rental income (56) 176 (204) 624 Less: Non-cash straight line rent adjustments included in rental income (7,426) (1,845) (15,956) (7,535) Lease termination fees included in rental income (1,576) (83) (3,160) (3,465) Non-cash amortization included in property operating expenses (1) (109) (108) (325) (309) Same Property Cash Basis NOI $ 73,630 $ 81,130 $ 232,744 $ 246,376 RECONCILIATION AND CALCULATION OF SAME PROPERTY NOI AND SAME PROPERTY CASH BASIS NOI (dollars in thousands) (1) OPI recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its former investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in other operating expenses.

OFFICE PROPERTIES INCOME TRUST

CALCULATION OF EBITDA, EBITDA*re* AND ADJUSTED EBITDA*re*

(dollars in thousands)	For the Three Months Ended					For the Nine Months Ended	
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Net (loss) income	$ (19,593)	$ (12,242)	$ (446)	$ 6,390	$ 16,964	$ (32,281)	$ (12,499)
Add (less): Interest expense	28,835	26,525	25,231	24,557	24,969	80,591	78,923
Income tax expense (benefit)	95	211	30	(161)	90	336	431
Depreciation and amortization	52,266	51,601	51,692	51,571	52,988	155,559	170,993
EBITDA	61,603	66,095	76,507	82,357	95,011	204,205	237,848
Add (less): Loss on impairment of real estate	—	—	—	—	—	—	21,820
(Gain) loss on sale of real estate	(244)	2,305	(2,548)	(3,564)	(16,925)	(487)	(7,437)
Distributions received from unconsolidated joint ventures	—	—	—	—	—	—	51
Equity in losses of unconsolidated joint ventures	765	691	834	878	952	2,290	2,631
EBITDA*re*	62,124	69,091	74,793	79,671	79,038	206,008	254,913
Add (less): Acquisition and transaction related costs	16,135	11,181	3,218	68	—	30,534	224
General and administrative expense paid in common shares[1]	651	741	476	499	919	1,868	2,406
(Gain) loss on early extinguishment of debt	—	—	—	(759)	—	—	77
Adjusted EBITDA*re*	$ 78,910	$ 81,013	$ 78,487	$ 79,479	$ 79,957	$ 238,410	$ 257,620

(1) Amounts represent equity based compensation to OPI's Trustees, OPI's officers and certain other employees of RMR.

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OFFICE PROPERTIES INCOME TRUST

CALCULATION OF FFO, NORMALIZED FFO AND CAD

(amounts in thousands, except per share data)	For the Three Months Ended					For the Nine Months Ended	
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Net (loss) income	$ (19,593)	$ (12,242)	$ (446)	$ 6,390	$ 16,964	$ (32,281)	$ (12,499)
Add (less): Depreciation and amortization:							
Consolidated properties	52,266	51,601	51,692	51,571	52,988	155,559	170,993
Unconsolidated joint venture properties	840	868	830	789	775	2,538	2,269
Loss on impairment of real estate	—	—	—	—	—	—	21,820
(Gain) loss on sale of real estate	(244)	2,305	(2,548)	(3,564)	(16,925)	(487)	(7,437)
FFO	33,269	42,532	49,528	55,186	53,802	125,329	175,146
Add (less): Acquisition and transaction related costs	16,135	11,181	3,218	68	—	30,534	224
(Gain) loss on early extinguishment of debt	—	—	—	(759)	—	—	77
Normalized FFO	49,404	53,713	52,746	54,495	53,802	155,863	175,447
Add (less): Non-cash expenses [(1)]	(1,312)	(2,157)	(1,902)	(1,464)	(640)	(5,371)	(1,297)
Distributions from unconsolidated joint ventures	—	—	—	—	—	—	51
Depreciation and amortization - unconsolidated joint ventures	(840)	(868)	(830)	(789)	(775)	(2,538)	(2,269)
Equity in net losses of investees	765	691	834	878	952	2,290	2,631
Non-cash straight line rent adjustments included in rental income	(8,691)	(4,256)	(4,173)	(3,604)	(1,765)	(17,120)	(7,226)
Lease value amortization included in rental income	(56)	(61)	(79)	195	204	(196)	780
Net amortization of debt premiums, discounts and issuance costs	2,276	2,327	2,205	2,188	2,176	6,808	6,946
Recurring capital expenditures	(24,193)	(33,607)	(17,623)	(42,099)	(25,882)	(75,423)	(58,162)
CAD	$ 17,353	$ 15,782	$ 31,178	$ 9,800	$ 28,072	$ 64,313	$ 116,901
Weighted average common shares outstanding (basic and diluted)	48,403	48,354	48,336	48,334	48,286	48,365	48,260
Per common share amounts (basic and diluted):							
Net (loss) income	$ (0.41)	$ (0.25)	$ (0.01)	$ 0.13	$ 0.35	$ (0.67)	$ (0.27)
FFO	$ 0.69	$ 0.88	$ 1.02	$ 1.14	$ 1.11	$ 2.59	$ 3.63
Normalized FFO	$ 1.02	$ 1.11	$ 1.09	$ 1.13	$ 1.11	$ 3.22	$ 3.64
CAD	$ 0.36	$ 0.33	$ 0.65	$ 0.20	$ 0.58	$ 1.33	$ 2.42

(1) Non-cash expenses include equity based compensation, adjustments recorded to capitalize interest expense and amortization of the liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its former investment in RMR Inc. common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fee expense and property management fee expense, which are included in general and administrative and other operating expenses, respectively.

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OFFICE PROPERTIES INCOME TRUST

NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS

Non-GAAP Financial Measures

OPI presents certain "non-GAAP financial measures" within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, including NOI, Cash Basis NOI, Same Property NOI, Same Property Cash Basis NOI, EBITDA, EBITDA*re*, Adjusted EBITDA*re*, FFO, Normalized FFO and CAD. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net (loss) income as indicators of OPI's operating performance or as measures of OPI's liquidity. These measures should be considered in conjunction with net (loss) income as presented in OPI's condensed consolidated statements of income (loss). OPI considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net (loss) income. OPI believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of OPI's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of OPI's properties.

NOI and Cash Basis NOI

The calculations of net operating income, or NOI, and Cash Basis NOI exclude certain components of net (loss) income in order to provide results that are more closely related to OPI's property level results of operations. OPI calculates NOI and Cash Basis NOI as shown on page 19 and Same Property NOI and Same Property Cash Basis NOI as shown on page 20. OPI defines NOI as income from OPI's rental of real estate less OPI's property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that OPI records as depreciation and amortization expense. OPI defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. OPI calculates Same Property NOI and Same Property Cash Basis NOI in the same manner that OPI calculates the corresponding NOI and Cash Basis NOI amounts, except that OPI only includes same properties in calculating Same Property NOI and Same Property Cash Basis NOI. OPI uses NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI differently than OPI does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*

OPI calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, and Adjusted EBITDA*re* as shown on page 21. EBITDA*re* is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets and adjustments to reflect OPI's share of EBITDA*re* of its unconsolidated joint ventures. In calculating Adjusted EBITDA*re*, OPI adjusts for the items shown on page 21 and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of OPI's core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than OPI does.

FFO and Normalized FFO

OPI calculates funds from operations, or FFO, and Normalized FFO as shown on page 22. FFO is calculated on the basis defined by Nareit, which is net (loss) income, calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and OPI's proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties, but excluding impairment charges on real estate assets and any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to us. In calculating Normalized FFO, OPI adjusts for the other items shown on page 22 and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of OPI's core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by OPI's Board of Trustees when determining the amount of distributions to OPI's shareholders. Other factors include, but are not limited to, requirements to maintain OPI's qualification for taxation as a REIT, limitations in OPI's credit agreement and public debt covenants, the availability to OPI of debt and equity capital, OPI's expectation of its future capital requirements and operating performance and OPI's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than OPI does.

Cash Available for Distribution

OPI calculates cash available for distribution, or CAD, as shown on page 22. OPI defines CAD as Normalized FFO minus recurring real estate related capital expenditures and adjusted for other non-cash and non-recurring items and certain amounts excluded from Normalized FFO but settled in cash. CAD is among the factors considered by OPI's Board of Trustees when determining the amount of distributions to OPI's shareholders. Other real estate companies and REITs may calculate CAD differently than OPI does.

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24 OFFICE PROPERTIES INCOME TRUST NON-GAAP FINANCIAL MEASURES AND CERTAIN DEFINITIONS Annualized dividend yield is the annualized dividend per common share paid during the period divided by the closing price of OPI's common shares at the end of the period. Annualized rental income is calculated using the annualized contractual base rents from OPI's tenants pursuant to its lease agreements as of September 30, 2023, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to OPI, and excluding lease value amortization. Cap Rate represents the ratio of (x) annual straight line rental income, excluding the impact of above and below market lease amortization, based on existing leases at the acquisition date, less estimated annual property operating expenses as of the date of the acquisition, excluding depreciation and amortization expense, to (y) the acquisition purchase price. GAAP is U.S. generally accepted accounting principles. Gross book value of real estate assets is real estate properties at cost, plus certain acquisition costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any. Gross sales price is equal to the gross contract price and excludes closing costs. Investment grade tenants include: (a) investment grade rated tenants; (b) tenants with investment grade rated parent entities that guarantee the tenant's lease obligations; and/or (c) tenants with investment grade rated parent entities that do not guarantee the tenant's lease obligations. Tenants contributing 53.6% of annualized rental income as of September 30, 2023 were investment grade rated (or their payment obligations were guaranteed by an investment grade rated parent) and tenants contributing an additional 10.4% of annualized rental income as of September 30, 2023 were subsidiaries of an investment grade rated parent (although these parent entities are not liable for the payment of rents). Leased square feet is pursuant to leases existing as of September 30, 2023, and includes (i) space being fitted out for tenant occupancy pursuant to OPI's lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. MSA is metropolitan statistical area. Net debt is total debt less cash. Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date. Purchase price represents the gross purchase price, including assumed debt, if any, and excludes acquisition related costs and purchase price adjustments and allocations. Rolling four quarter CAD represents CAD for the preceding twelve month period as of the respective quarter end date. Same properties for the three months ended September 30, 2023 is based on properties OPI owned continuously since July 1, 2022; excludes properties classified as held for sale and properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which OPI owns a 51% and 50% interest. Same properties for the nine months ended September 30, 2023 is based on properties OPI owned continuously since January 1, 2022; excludes properties classified as held for sale and properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which OPI owns a 51% and 50% interest. Total debt represents the outstanding principal balance as of the date reported. Total gross assets is total assets plus accumulated depreciation. Weighted average remaining lease term is the average remaining lease term in years weighted based on annualized rental income.

25 OFFICE PROPERTIES INCOME TRUST INVESTOR PRESENTATION NOVEMBER 2023 Chicago, IL Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458 OPIREIT.COM